UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):              November 15, 2019
MAN-AHL DIVERSIFIED I L.P.
(Exact name of registrant as specified in its charter)
Delaware	000-53043	06-1496634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Man Investments (USA) Corp.
452 Fifth Avenue, 27th Floor
New York, New York 10018
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code 212-649-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As an investment limited partnership, Man-AHL Diversified I L.P. (the “Fund”) has no officers or directors.  Rather, the Fund's affairs are managed by Man Investments (USA) Corp., the general partner of the Fund (“General Partner”).

(b) As of November 15, 2019, Mr. Daniel Kennedy, acting as a co-principal financial officer of the General Partner for purposes of the management of the Fund, stepped down from that position.

(c) As of November 15, 2019, Mr. Colin Bettison is the sole principal financial officer of the General Partner for purposes of the management of the Fund.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAN-AHL DIVERSIFIED I L.P.

By:	Man Investments (USA) Corp., its general partner

By:	/s/ Colin Bettison
Name: Colin Bettison
Position: Principal Financial Officer

Date:  November 18, 2019